                                                                  Exhibit 99.A.5


C.M. Life Insurance Company                 C.M. Life Insurance Company
A STOCK COMPANY                             Home Office:  Hartford, Connecticut
                                            Administrative Office: Springfield,
                                            Massachusetts

    Survivorship Flexible Premium Adjustable Variable Life Insurance Policy
--------------------------------------------------------------------------------

INSURED NO. 1         JANE C. DOE
INSURED NO. 2         JOHN A. DOE
POLICY DATE           JANUARY 1, 2000              POLICY NUMBER       123456789
ISSUE DATE            JANUARY 1, 2000              INITIAL FACE AMOUNT $500,000

--------------------------------------------------------------------------------
Dear Policy Owner:

READ YOUR POLICY CAREFULLY. It has been written in readable language to help you understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As you read through the policy, remember the words "we," "us," and "our" refer to C.M. Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the Beneficiary when due proof of the death of both Insureds has been received at our Administrative Office. However, due proof of the first death must be furnished when it occurs.

The terms of this policy are contained on this and the following pages. For service and information on this policy, contact the agent who sold the policy, any of our agency offices, or our Administrative Office.

YOU HAVE THE RIGHT TO RETURN THIS POLICY. If you decide not to keep this policy, return it within 10 days after you receive it. It may be returned by delivering or mailing it to our Administrative Office, to any of our agency offices, or to the agent who sold the policy. Then, the policy will be as though it had never been issued. We will promptly refund (a) any premium paid for this policy, plus
(b) interest credited to this policy under the Guaranteed Principal Account, plus or minus (c) an amount that reflects the investment experience of the investment divisions of the Separate Account under this policy to the date the policy is received by us, minus (d) any amounts withdrawn and any policy debt.

Signed for C.M. Life Insurance Company.

Sincerely yours,

                 /s/ ABC                           /s/ ABC
                  PRESIDENT                         SECRETARY

This Policy provides that: A death benefit is payable when both Insureds have died.
                           Within specified limits, flexible premiums may be
                            paid while either Insured is living.
                           No dividends will be paid.

The amount of death benefit and the duration of insurance coverage may be fixed or variable as described in Parts 3 and 5.
The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account. There are no minimum guarantees as to the variable account value. The fixed account value of the policy earns interest at a rate not less than the minimum described in the Interest On Fixed Account Value provision.

P5-99

Policy Summary


This Summary briefly describes some of the major policy provisions. Since it does not go into detail, the actual provisions will prevail. See the provisions for full information and any limits that may apply. The "Table Of Contents" shows where the provisions may be found.

This is a variable universal life insurance policy on the lives of two Insureds. We will pay a death benefit if both Insureds die while the policy is in force. "In force" means that the insurance has not terminated. "Variable" means that values depend on the investment performance of the Separate Account shown in the Policy Specifications and are not guaranteed as to dollar amount. "Universal life" means that, subject to the limits and conditions stated in the policy, the amount of insurance may be adjusted and flexible premium payments may be made.

Premiums for this policy are flexible. After the first premium has been paid, there is no requirement that any specific amount of premium be paid on any date. Instead, within the limits stated in the policy, any amount may be paid on any date during the lifetime of either Insured.

Premiums are applied to increase the value of this policy. Monthly charges are due, and deducted from the value of this policy, each month. If the value cannot cover the monthly charges for a month and premiums paid do not meet certain requirements, the policy may terminate 61 days after the due date. There is, however, a right to reinstate the policy.

Other rights available under this policy include the rights to:

     .    Change the Owner or any Beneficiary;
     .    Assign this policy;
     .    Change the Face Amount;
     .    Change the Death Benefit Option;
     .    Make loans;
     .    Make withdrawals;
     .    Surrender this policy;
     . Allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account; and
     . Transfer values between the Guaranteed Principal Account and the divisions of the Separate Account.

This policy also includes a number of Payment Options. They provide alternate ways for us to pay the death benefit or the amount payable upon surrender of the policy.

P5-99

                               TABLE OF CONTENTS

Policy Specifications
                                                                     Page No
                                                                     -------
Part 1. - The Basics Of This Policy................................
  The Parties Involved - Owner, Insureds,
   Beneficiary, Irrevocable Beneficiary............................
  Dates - Policy Date, Policy Anniversary
   Date, Policy Year, Monthly Charge Date,
   Issue Date, Valuation Date, Valuation
   Period, Valuation Time, Register Date...........................
  Policy A Legal Contract..........................................
  Policy Is Not Participating......................................
  Representations And Contestability...............................
  Misstatement Of Age Or Gender....................................
  Death By Suicide.................................................
  Meaning Of In Force..............................................
  Meaning Of Second Death..........................................
  Simultaneous Deaths..............................................
  Face Amount......................................................
  Year Of Coverage.................................................
  Ages - Issue Age, Attained Age...................................
  Written Request..................................................
  Currency.........................................................
  Administrative Office............................................

Part 2. - Premium Payments.........................................
  The First Premium................................................
  Planned Premiums.................................................
  Premium Flexibility And Premium Notices..........................
  Where To Pay Premiums............................................
  Right To Refund Premiums.........................................
  Net Premium......................................................
  Allocation Of Net Premiums.......................................

Part 3. - Accounts, Values, And Charges............................
  The Separate Account And The
   Guaranteed Principal Account....................................
   The Separate Account............................................
   Changes In The Separate Account.................................
   Accumulation Units..............................................
   Purchase And Sale Of Accumulation Units.........................
   The Guaranteed Principal Account................................
  Values Of This Policy............................................
   Account Value Of Policy.........................................
   Variable Account Value Of Policy................................
   Fixed Account Value Of Policy...................................
   Interest On Fixed Account Value.................................
  Monthly Policy Charges...........................................
   Monthly Charges.................................................
   Administrative Charge...........................................
   Face Amount Charge..............................................
   Insurance Charge................................................
   Rider Charge....................................................
   Grace Period And Termination....................................
   Safety Test.....................................................

Part 4. - Life Benefits............................................
   Policy Ownership................................................
    Rights Of Owner................................................
    Changing The Owner Or Beneficiary..............................
    Transfers Of Values............................................
    Assigning This Policy..........................................
    Annual Report..................................................
  Right To Change The Face Amount..................................
    Increases In The Face Amount...................................
    Decreases In The Face Amount...................................
    Evidence Of Changes............................................
  Borrowing Against This Policy....................................
    Right To Make Loans............................................
    Effect Of Loan.................................................
    Maximum Loan Available.........................................
    Interest On Loans..............................................
    Policy Debt Limit..............................................
    Repayment Of Policy Debt.......................................
    Other Borrowing Rules..........................................
  Surrendering This Policy And Making
     Withdrawals...................................................
    Right To Surrender.............................................
    Net Surrender Value............................................
    Making Withdrawals.............................................
    How We Pay.....................................................
  Reinstating This Policy..........................................
    When Policy May Be Reinstated..................................
    Requirements To Reinstate......................................
    Policy After Reinstatement.....................................

Part 5. - The Death Benefit........................................
    Amount Of Death Benefit........................................
    Death Benefit Options..........................................
    Minimum Death Benefit..........................................
    Changes In The Death Benefit Option............................
    When We Pay....................................................
    Interest On Death Benefit......................................

Part 6. - Payment Options..........................................
    Availability Of Options........................................
    Minimum Amounts................................................
    Description Of Options.........................................
    Options 1, 2, 3, 4, 5, 6.......................................

P5-99

  Alternate Life Income............................................
  Electing A Payment Option........................................
  Effective Date And Payment Dates.................................
  Withdrawals And Changes..........................................
  Income Protection................................................
  Other Payment Option Rules.......................................

Part 7. - Notes On Our Computations................................
  Net Investment Factor............................................
  Accumulation Unit Value..........................................
  Adjustment Of Units And Values...................................
  Basis Of Computation.............................................
  Method Of Computing Values.......................................

Payment Option Rates Tables........................................



Any riders and endorsements, and a copy of the application for the policy, follow page XX.

--------------------------------------------------------------------------------

For additional important terms used in this policy, see the following provisions:


Term                                            Provision                                      Page No.
----                                            ---------                                      --------
Death Benefit Factor                            Minimum Death Benefit
Guarantee Periods                               Safety Test
Guarantee Premiums                              Safety Test
Insurance Risk                                  Insurance Charge
Loan Interest Rate Expense Charge               Interest On Fixed Account Value
Minimum Annual Interest Rate For The            Interest On Fixed Account Value
  Guaranteed Principal Account
Policy Debt                                     Right To Make Loans
Premium Expense Charge, Factor                  Net Premium
Separate Account Charge For Mortality And       Net Investment Factor
  Expense Risk
Surrender Charges                               Net Surrender Value
Withdrawal Fee                                  Making Withdrawals

P5-99

--------------------------------------------------------------------------------
                              POLICY SPECIFICATIONS
SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

                                                           ISSUE AGE      GENDER
INSURED NO. 1   JANE C. DOE                                  35           FEMALE
INSURED NO. 2   JOHN A. DOE                                  35           MALE
POLICY DATE     JANUARY 1, 2000       POLICY NUMBER          123456789
ISSUE DATE      JANUARY 1, 2000       INITIAL FACE AMOUNT    $100,000

RISK CLASSES  SEE THE TABLE(S) OF MAXIMUM MONTHLY INSURANCE CHARGES
--------------------------------------------------------------------------------

Subject to the terms of this policy, the Face Amount is adjustable. If the Face
Amount is adjusted, then revised and additional Policy Specifications will be sent.
DEATH BENEFIT OPTION (See Part 5 of this policy.)       1

MONTHLY CHARGE DATES                                    1st day of each month

FIRST PREMIUM                                           $1,000.00
PLANNED PREMIUM                                         $1,000.00
PLANNED PREMIUM FREQUENCY                               Annual

FIRST GUARANTEE PERIOD                                  First 20 Policy Years
FIRST GUARANTEE PREMIUM                                 $206.20
SECOND GUARANTEE PERIOD                                 First 65 Policy Years
SECOND GUARANTEE PREMIUM                                $773.60

POLICY CHARGES AND FEES:
 MAXIMUM PREMIUM EXPENSE CHARGE                         10.0% of premium payments up to Premium
  DURING EACH YEAR OF COVERAGE (See Net                   Expense Factor; 7.5% of excess premium
   Premium provision in Part 2.)                          payments
 MAXIMUM MONTHLY ADMINISTRATIVE CHARGE*                 $12.00 through Attained Age 99 of younger
                                                         Insured; $0.00 thereafter
MAXIMUM MONTHLY FACE AMOUNT CHARGE*
 BY YEAR OF COVERAGE
  Years 1 - 10                                          $0.08
  Years 11 and later                                    $0.00
MAXIMUM MONTHLY INSURANCE CHARGE*                       See the Table(s) Of Maximum Monthly
                                                          Insurance Charges
RIDER CHARGES*                                          See the Policy Specifications for the
                                                          Rider(s), if any
MAXIMUM LOAN INTEREST RATE EXPENSE CHARGE               0.80%
MAXIMUM WITHDRAWAL FEE                                  $25.00 per withdrawal
SURRENDER CHARGE                                        See the Table(s) Of Surrender Charges
MAXIMUM SEPARATE ACCOUNT CHARGE FOR                     0.60% effective annual rate (decimal daily
  MORTALITY AND EXPENSE RISK**                            equivalent 0.00001639)

 *For more information, see the "Monthly Policy Charges" section in Part 3 of this policy. Monthly charges beyond Attained Age 99 of the younger Insured are zero.

**For more information, see the Net Investment Factor provision in
   Part 7 of this policy.

NOTE: Timely payment of planned premiums does not guarantee that this policy will stay in force until both Insureds have died.




                        POLICY SPECIFICATIONS PAGE 1 OF 8

--------------------------------------------------------------------------------
                            POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2000                       POLICY NUMBER  123456789
ISSUE DATE     JANUARY 1, 2000
--------------------------------------------------------------------------------

LIMIT ON PREMIUM PAYMENTS IN ANY POLICY YEAR:

The maximum limit for premium payments in any Policy Year is the largest premium that would not exceed the LIMIT ON TOTAL PREMIUM PAYMENTS stated below or, if less, the greatest of:

 .    $912.00;
 .    The amount of premiums paid in the preceding Policy Year; and
 .    The largest premium that would not increase the Insurance Risk.

LIMIT ON TOTAL PREMIUM PAYMENTS:

As of any date, the maximum limit on the sum of the premiums paid under this policy is the greater of items A and B below. This limit may be revised if the policy is changed. These changes include, but are not limited to, withdrawals, changing the Face Amount or Death Benefit Option, and adding or deleting benefit riders. If the limit is revised, new Policy Specifications will be sent.

    A. $ 8,006.40;
    B. $   773.60 multiplied by the result of one (1) plus the number of full Policy Years elapsed.

LIMITATIONS ON NET PREMIUM ALLOCATIONS AND TRANSFERS:

While this policy is in force, the cumulative limit on the number of distinct Separate Account divisions to which net premiums are allocated and transfers are made is 16. We reserve the right to increase this limit.

Further limits on access to Separate Account divisions may be added in order for this policy to continue to qualify as life insurance under federal tax law.

ADDITIONAL LIMITATIONS ON TRANSFERS (See Transfers Of Values provision in Part
4.)

Transfers must be in whole-number percentages or in dollar-and-cent amounts.

Transfers of values from the Guaranteed Principal Account to the Separate Account (excluding any transfer on the day after the Issue Date) are limited to one each Policy Year. After that day, any transfer from the Guaranteed Principal Account cannot exceed 25% of the fixed account value of this policy (less any policy debt) on the date of transfer.

We reserve the right to limit transfers such that no transfers may be made for at least 90 days after the preceding transfer. Any such limitation would not apply to a transfer of all funds in the Separate Account to the Guaranteed Principal Account, to transfers resulting from a policy loan, or to automated transfers in connection with any program the Company has in place.




                       POLICY SPECIFICATIONS PAGE 2 OF 8

--------------------------------------------------------------------------------
                              POLICY SPECIFICATIONS
    SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2000                      POLICY NUMBER  123456789
ISSUE DATE     JANUARY 1, 2000
--------------------------------------------------------------------------------

SEPARATE ACCOUNT INFORMATION (See The Separate Account provision in Part 3.)
----------------------------

The Separate Account referred to in this policy is C.M. Life Variable Life Separate Account I.

The divisions of the Separate Account are:

MML Equity                             Oppenheimer Main Street Growth & Income
MML Money Market                       Oppenheimer High Income
MML Managed Bond                       Oppenheimer Bond
MML Blend                              Fidelity VIP II Contrafund
MML Equity Index                       T. Rowe Price Mid-Cap Growth
MML Small Cap Value Equity             American Century VP Income & Growth
MML Growth Equity                      Bankers Trust Small Cap Index
MML Small Cap Growth Equity            Goldman Sachs Capital Growth
Oppenheimer Aggressive Growth          Janus Aspen Capital Appreciation
Oppenheimer Global Securities          Janus Aspen Worldwide Growth
Oppenheimer Capital Appreciation       Templeton International
Oppenheimer Strategic Bond

The types of investments and the objectives for each division are given in the Prospectus.

MINIMUM ANNUAL INTEREST RATE FOR THE                    3.00% (decimal monthly
 GUARANTEED PRINCIPAL ACCOUNT                            equivalent 0.00246627)

LOAN INTEREST RATE (See Interest On Loans in Part 4.)   Variable

MINIMUM FACE AMOUNT                                     $100,000
MINIMUM FACE AMOUNT INCREASE                            $50,000

RIDER(S) ATTACHED TO THIS POLICY:
---------------------------------
None




                        POLICY SPECIFICATIONS PAGE 3 OF 8

--------------------------------------------------------------------------------
                            POLICY SPECIFICATIONS
SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2000                     POLICY NUMBER  123456789
ISSUE DATE     JANUARY 1, 2000
--------------------------------------------------------------------------------

                         PREMIUM EXPENSE FACTOR: 773.00


                   TABLE OF MAXIMUM MONTHLY INSURANCE CHARGES

                      RATES PER THOUSAND OF INSURANCE RISK

RISK CLASSES:  INSURED NO. 1:  NON-TOBACCO
               INSURED NO. 2:  NON-TOBACCO

     ATTAINED                  ATTAINED                   ATTAINED
    AGE OF THE                AGE OF THE                 AGE OF THE
     YOUNGER      MONTHLY      YOUNGER       MONTHLY      YOUNGER       MONTHLY
     INSURED       RATE        INSURED        RATE        INSURED        RATE
     -------       ----        -------        ----        -------        ----

       35         0.00002         57         0.00964         79         0.63554
       36         0.00006         58         0.01144         80         0.76934
       37         0.00010         59         0.01358         81         0.93261
       38         0.00016         60         0.01616         82         1.13343
       39         0.00022         61         0.01928         83         1.38047
       40         0.00030         62         0.02316         84         1.67843
       41         0.00040         63         0.02804         85         2.03303
       42         0.00052         64         0.03412         86         2.44749
       43         0.00066         65         0.04148         87         2.92813
       44         0.00082         66         0.05031         88         3.47679
       45         0.00102         67         0.06074         89         4.10303
       46         0.00124         68         0.07295         90         4.81445
       47         0.00151         69         0.08746         91         5.62502
       48         0.00183         70         0.10516         92         6.55747
       49         0.00220         71         0.12818         93         7.64951
       50         0.00265         72         0.15490         94         9.00787
       51         0.00318         73         0.19006         95        10.85216
       52         0.00384         74         0.23416         96        13.65662
       53         0.00463         75         0.28828         97        18.46654
       54         0.00558         76         0.35383         98        27.61923
       55         0.00672         77         0.43218         99        46.54633
       56         0.00807         78         0.52494

The above rates are based on the following mortality tables:
     INSURED NO. 1 - Commissioners 1980 Standard Ordinary Nonsmoker Mortality
                     Table - Female
     INSURED NO. 2 - Commissioners 1980 Standard Ordinary Nonsmoker Mortality
                     Table - Male

The rate for the younger Insured's Attained Ages above 99 is 0.00.


                       POLICY SPECIFICATIONS PAGE 4 OF 8

--------------------------------------------------------------------------------
                            POLICY SPECIFICATIONS
SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1   JANE C. DOE
INSURED NO. 2   JOHN A. DOE
POLICY DATE     JANUARY 1, 2000                    POLICY NUMBER  123456789
ISSUE DATE      JANUARY 1, 2000
--------------------------------------------------------------------------------

                           TABLE OF SURRENDER CHARGES

          IF SURRENDER OCCURS IN
                POLICY YEAR                     SURRENDER CHARGE
                -----------                     ----------------

                     1                              $2,280.00
                     2                              $2,280.00
                     3                              $2,280.00
                     4                              $2,280.00
                     5                              $2,280.00
                     6                              $2,052.00
                     7                              $1,824.00
                     8                              $1,596.00
                     9                              $1,368.00
                     10                             $1,140.00
                     11                               $912.00
                     12                               $684.00
                     13                               $456.00
                     14                               $228.00
                     15 and later                       $0.00

For more information about surrender charges, see Part 4 of this policy.


                       POLICY SPECIFICATIONS PAGE 5 OF 8

--------------------------------------------------------------------------------
                            POLICY SPECIFICATIONS
SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2000                      POLICY NUMBER  123456789
ISSUE DATE     JANUARY 1, 2000
--------------------------------------------------------------------------------

                              DEATH BENEFIT FACTORS

      ATTAINED                    ATTAINED                    ATTAINED
     AGE OF THE                  AGE OF THE                  AGE OF THE
      YOUNGER                     YOUNGER                     YOUNGER
      INSURED      FACTOR         INSURED      FACTOR         INSURED     FACTOR
      -------      ------         -------      ------         -------     ------

        35          2.50            57          1.42            79         1.05
        36          2.50            58          1.38            80         1.05
        37          2.50            59          1.34            81         1.05
        38          2.50            60          1.30            82         1.05
        39          2.50            61          1.28            83         1.05
        40          2.50            62          1.26            84         1.05
        41          2.43            63          1.24            85         1.05
        42          2.36            64          1.22            86         1.05
        43          2.29            65          1.20            87         1.05
        44          2.22            66          1.19            88         1.05
        45          2.15            67          1.18            89         1.05
        46          2.09            68          1.17            90         1.05
        47          2.03            69          1.16            91         1.04
        48          1.97            70          1.15            92         1.03
        49          1.91            71          1.13            93         1.02
        50          1.85            72          1.11            94         1.01
        51          1.78            73          1.09            95         1.00
        52          1.71            74          1.07            96         1.00
        53          1.64            75          1.05            97         1.00
        54          1.57            76          1.05            98         1.00
        55          1.50            77          1.05            99         1.00
        56          1.46            78          1.05

Death Benefit Factor for Attained Ages above 99 is 1.00. These Death Benefit Factors are used to determine the amount of the minimum death benefit. For more information, see Part 5 of this policy.



                       POLICY SPECIFICATIONS PAGE 6 OF 8

--------------------------------------------------------------------------------
                            POLICY SPECIFICATIONS
SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2000                      POLICY NUMBER  123456789
ISSUE DATE     JANUARY 1, 2000
--------------------------------------------------------------------------------

                                OWNER INFORMATION

OWNER
-----

THE INSUREDS JOINTLY OR THE SURVIVING INSURED




                       POLICY SPECIFICATIONS PAGE 7 OF 8

--------------------------------------------------------------------------------
                            POLICY SPECIFICATIONS
SURVIVORSHIP FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY

INSURED NO. 1  JANE C. DOE
INSURED NO. 2  JOHN A. DOE
POLICY DATE    JANUARY 1, 2000                      POLICY NUMBER 123456789
ISSUE DATE     JANUARY 1, 2000
--------------------------------------------------------------------------------

                             BENEFICIARY INFORMATION

BENEFICIARY
-----------

JAMES B. DOE, SON OF THE INSUREDS





                       POLICY SPECIFICATIONS PAGE 8 OF 8

Part 1.   The Basics Of This Policy

In this Part, we discuss some definitions and insurance concepts necessary to understand this policy. The words "we," "us," and "our" refer to C.M. Life Insurance Company.

The Parties Involved -     The Owner is the person who owns this policy, as
Owner, Insureds,           shown in our records. The Owner has the right to
Beneficiary, Irrevocable   exercise rights and privileges and to receive
Beneficiary                benefits under the terms of this policy during the
                           lifetime of either Insured. If the Owner designated under the terms of this policy is not living and if the policy does not provide otherwise, the Owner will be the estate of the last Owner to die.

                           For more information about the rights and benefits available to the Owner, see the "Policy Ownership"
                           section in Part 4.

                           The Insureds are the two persons whose lives this policy insures. An Insured may be the Owner of this policy, or someone else may be the Owner.

                           Example: You buy a policy insuring your own life and your spouse's life, and naming yourself as Owner. In this case, you are both an Insured and the Owner. If you buy a policy insuring two other lives and naming yourself as the Owner, then the Owner is not an Insured.

                           A Beneficiary is any person named in our records to receive the death benefit after both Insureds have died. There may be different classes of Beneficiaries, such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.

                           Example: Elizabeth is named as primary (first) Beneficiary. Rachel and David are named as Beneficiaries in the secondary class. If Elizabeth is alive when the second death occurs, she receives the death benefit. If Elizabeth is not alive but Rachel and David are alive when the second death occurs, Rachel and David receive the death benefit.

                           Any Beneficiary may be named an Irrevocable
                           Beneficiary. An Irrevocable Beneficiary is one whose consent is needed to change that Beneficiary. Also, this Beneficiary must consent to the exercise of certain other policy rights.

                           If no Beneficiary designated under this policy survives both Insureds, the Beneficiary will be the Owner unless the policy states otherwise. The interest of any Beneficiary will be subject to any assignment of this policy that is binding on us and to any payment option in effect at the time of the second death.

                           See the "Policy Ownership" section in Part 4, and see "Part 6. Payment Options."


P5-99                                                                    Page 1

Dates - Policy Date,       The Policy Date is shown in the Policy
Policy Anniversary         Specifications. It is the starting point for
Date, Policy Year,         determining Policy Anniversary Dates, Policy Years,
Monthly Charge             and Monthly Charge Dates. The first Policy
Date, Issue Date,          Anniversary Date is one year after the Policy Date.
Valuation Date,            The period from the Policy Date to the first Policy
Valuation Period,          Anniversary Date, or from one Policy Anniversary Date
Valuation Time,            to the next, is called a Policy Year.
Register Date
                           The Monthly Charge Dates are the dates on which we deduct monthly charges for this policy. The first
                           Monthly Charge Date is the Policy Date. Subsequent
                           Monthly Charge Dates are the same day of each month thereafter.

                           Example: The Policy Date is June 10, 20X1. The first Policy Anniversary Date is one year later, June 10, 20X2. The period from June 10, 20X1, through June 9, 20X2, is a Policy Year. The first Monthly Charge Date is June 10, 20X1. The next Monthly Charge Date is one month later, July 10, 20X1.

                           The Issue Date is also shown in the Policy
                           Specifications. The Issue Date starts the contestability and suicide periods. We discuss contestability and suicide later in this Part.

                           A Valuation Date is any date on which the New York Stock Exchange (or its successor) is open for trading. A Valuation Period is the period of time from the end of one Valuation Date to the end of the next Valuation Date. A Valuation Time is the time the New York Stock Exchange (or its successor) closes on a Valuation Date. All actions that are to be performed on a Valuation Date will be performed as of the Valuation Time.

                           The Register Date is the date on which we first allocate net premium payments for this policy among the Guaranteed Principal Account and the divisions of the Separate Account. It is the Valuation Date that is on, or next follows, the later of:

                           .  The day after the Issue Date; and
                           . The day we receive the first premium for this policy at our Administrative Office.

Policy A Legal             This policy is a legal contract between the Owner and
Contract                   us. The entire contract consists of the policy, which
                           includes the application and any rider(s) and endorsement(s) the policy has. We have issued this policy in return for the application and the payment of the first premium. Any changes or waiver of its terms must be in writing and signed by our Secretary or an Assistant Secretary to be valid.

                           A copy of the initial application is attached to and made a part of this policy. Any subsequent applications requesting changes in the policy also will become part of the contract; copies of any such applications will be sent to the Owner for attachment to the policy.

Policy Is Not              This policy is "not participating," which means that
Participating              no dividends are payable on this policy.


P5-99                                                                   Page 2
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Representations            We rely on all statements made by or for either or
And                        both Insureds in the application(s). Legally, those
Contestability             statements are considered to be representations and
                           not warranties. We can bring legal action to contest the validity of this policy, or any policy change requiring evidence of insurability, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been in the initial application or in a subsequent application, and a copy of that application must have been attached to (or sent to the Owner for attachment to) and made a part of this policy. The initial Policy
                           Specifications are attached to this policy when issued. If a policy change is made, we will send to the Owner any revised or additional Policy
                           Specifications for attachment to the policy.

                           Except for any policy change or reinstatement requiring evidence of insurability, we cannot contest the validity of this policy:

                           . With respect to any material misrepresentation in the application regarding the insurability of Insured No. 1, once the policy has been in force during the lifetime of Insured No. 1 for two years after its Issue Date; or
                           . With respect to any material misrepresentation in the application regarding the insurability of Insured No. 2, once the policy has been in force during the lifetime of Insured No. 2 for two years after its Issue Date.

                           For any policy change requiring evidence of insurability, we cannot contest the validity of the change with respect to each Insured after the change has been in effect for two years during the lifetime of that Insured.

                           If evidence of insurability is required to reinstate this policy (see "Reinstating This Policy" in Part
                           4), our right to contest the validity of this policy begins again on the date of reinstatement. For each Insured living on that date, we cannot contest once the reinstated policy has been in force during the lifetime of that Insured for two years after that reinstatement date.

Misstatement Of            If the date of birth or gender of either Insured as
Age Or Gender              given in the application is not correct, the Face
                           Amount (discussed in this Part) will be adjusted. The adjustment will reflect the amount provided by the most recent monthly insurance charges using the correct ages and genders. If the adjustment is made while either Insured is living, monthly charges after the adjustment will be based on the correct ages and genders.

Death By Suicide           If either Insured commits suicide, while sane or
                           insane, within two years after the Issue Date of this policy and while the policy is in force, this policy will terminate. In this case, we will refund the amount of premiums paid for this policy, less any amounts withdrawn and less any policy debt.

                           If either Insured commits suicide, while sane or insane, within two years after this policy is reinstated and while the policy is in force, this policy will terminate. In this case, we will refund any amount paid to reinstate this policy and any premiums paid thereafter, less any amounts withdrawn and less any policy debt.


P5-99                                                                   Page 3
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                           If either Insured commits suicide, while sane or
                           insane, within two years after the effective date of any increase in the Face Amount, the increase will terminate. In this case, we will refund the monthly charges made for that increase. However, if a refund as described in either of the two preceding paragraphs is payable, there will be no additional refund for the increase.

                           Monthly charges are discussed in Part 3. Withdrawals, policy debt, and reinstatement are discussed in Part 4.

Meaning Of                 "In force" means that the insurance provided by this
In Force                   policy is in effect and has not terminated. This
                           policy will be in force from its Issue Date or, if later, the date the first premium is paid.

                           This policy will continue in force to the second death unless:

                           .   Either Insured commits suicide within two years
                               after the Issue Date or the date the policy is
                               reinstated;
                           .   The policy terminates under the terms of the
                               Grace Period And Termination provision in Part 3;
                           .   The policy terminates because the policy debt
                               limit is reached; or
                           .   The policy is surrendered.

                           Policy debt and surrender are discussed in Part 4.

Meaning Of                 The "second death" under this policy means the death
Second Death               of the survivor of the Insureds.

Simultaneous               The Insureds may die at the same time, with no
Deaths                     reasonable way to determine who died first.  In this
                           case, we will assume that Insured No. 2 died before Insured No. 1. However, the Owner may provide otherwise by written request while both Insureds are living.

Face Amount                The Face Amount is the amount of insurance coverage
                           this policy provides while the policy is in force.
                           The Initial Face Amount is the Face Amount on the
                           Policy Date.

Year Of Coverage           For the Initial Face Amount, each Policy Year is a
                           year of coverage. If the Face Amount of this policy has been increased (as discussed in Part 4), years of coverage for each increase will be measured from the effective date of the increase.

Ages - Issue Age,          The Issue Age for each Insured (shown in the Policy
Attained Age               Specifications) is the age of that Insured on the
                           birthday nearest the Policy Date.

                           Example: Elizabeth's 32nd birthday was May 12th. The Policy Date is today, December 1. Since December 1 is closer to her 33rd birthday, her Issue Age will be 33.

                           The Attained Age of an Insured is the Insured's Issue Age increased by the number of full Policy Years elapsed.

Written Request            A "written request" is a request in writing, in a
                           form satisfactory to us, received by us at our Administrative Office.

Currency All payments made to us and by us will be in the lawful currency of the United States of America. All monetary amounts shown in this policy are in U.S. dollars.

P5-99                                                                 Page 4

Administrative             Our Administrative Office is in Springfield,
Office                     Massachusetts. The address is C.M. Life Insurance
                           Company, 1295 State Street, Springfield,
                           Massachusetts 01111-0001.


Part 2.    Premium Payments

Premiums are the payments that may be paid to us to increase the account value of this policy; they also may be needed to keep this policy in force. Premiums for this policy are discussed in this Part.

The First Premium          The first premium for this policy is shown in the
                           Policy Specifications. It is due on the Policy Date.
                           This policy will not be in force until the first premium has been paid.

Planned Premiums           The planned premium for this policy is shown in the
                           Policy Specifications. The frequency of planned premiums for this policy is as elected in the application. The frequency and amount of the planned premium may be changed by written request; the frequency may be quarterly, semiannually, or annually.

                           We also provide a pre-authorized payment plan. This plan, and any other alternate premium plans we provide, are governed by the rules we set.

                           If continued payment of the planned premium during a Policy Year would exceed the Limit On Premium Payments for the Year shown in the Policy Specifications, we may decrease the planned premium to an amount that would not exceed that limit.

                           If premium payments are discontinued, we will continue to deduct monthly charges from the account value and the policy will stay in force subject to the Grace Period And Termination provision in Part 3.

Premium Flexibility        After the first premium has been paid, there is no
And Premium Notices        requirement that any amount of premium be paid on any
                           date. Subject to the Limit On Premium Payments shown in the Policy Specifications and while this policy is in force, any amount of premium may be paid at any time while either Insured is living. However, each premium paid must be at least $20 or, if greater, the amount needed to prevent termination, as discussed in the Grace Period And Termination provision.

                           We will send premium notices for the planned premium based on the amount and frequency in effect. We will stop sending notices for the planned premium upon receipt of the Owner's written request to do so.

Where To Pay Premiums      All premiums after the first premium are payable to
                           us at our Administrative Office or at the place shown for payment on the premium notice. Upon request, a receipt signed by our Secretary or an Assistant
                           Secretary will be given for any premium payment.

Right To Refund Premiums   We have the right to refund any amount of premium
                           paid in a Policy Year that exceeds the Limit On
                           Premium Payments for the Year shown in the Policy
                           Specifications.

                           A Limit On Total Premium Payments also may be stated in the Policy Specifications. If such a Limit is stated, we will automatically refund the amount of any premium paid that exceeds that Limit.

Net Premium                A net premium is a premium payment we receive for
                           this policy less the premium expense charge we deduct at that time. The Maximum Premium Expense Charge we can deduct from each premium payment is shown in the Policy Specifications.

P5-99                                                                   Page 5
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                           We credit each net premium to the account value of
                           this policy on the date we receive the premium payment. However, for any premium payment received before the Policy Date, the net premium will be credited to the account value as of the Policy Date.

                           If the Face Amount of this policy has been increased (as discussed in Part 4), premium payments received once an increase becomes effective will be allocated to each segment of the Face Amount. (The Initial Face Amount is one "segment"; each increase in the Face Amount is a separate "segment.") This may affect the premium expense charge deducted from premium payments. The premium allocation will be made on a pro rata basis using the Premium Expense Factor for each segment. The Premium Expense Factor for each segment of the Face Amount is shown with its Table Of Maximum Monthly Insurance Charges in the Policy Specifications.

                           Example: The Initial Face Amount of your policy is $500,000; the Premium Expense Factor for it is 4,000. You later increase the Face Amount by $700,000, to $1,200,000;
                                        the Premium Expense Factor for that
                                        increase is 6,000. The sum of the
                                        Premium Expense Factors is 10,000.
                                        Thereafter while the Face Amount remains at $1,200,000, each premium payment will be allocated 40% (4,000 divided by 10,000) to the Initial Face Amount and 60% (6,000 divided by 10,000) to the increase.

Allocation Of Net          Each net premium we receive on or before the Issue
Premiums                   Date will be allocated to our general investment
                           account. On the Register Date, any fixed value of this policy will be allocated among the Guaranteed
                           Principal Account and the divisions of the Separate
                           Account, according to the net premium allocation in effect on the Register Date. Fixed account value is discussed in Part 3.

                           Each net premium we receive after the Issue Date will be allocated according to the net premium allocation in effect on the date of receipt.

                           The net premium allocation is specified at the time of application for this policy. Changes in the net premium allocation are subject to any limitations stated in the Policy Specifications. Subject to those limitations, the allocation may be changed by any later election satisfactory to us and received at our Administrative Office.

                           The amount of each net premium we receive for this policy for allocation to a division of the Separate Account will be applied to purchase accumulation units for this policy in that division. See the Purchase And Sale Of Accumulation Units provision in
                           Part 3.

Part 3.    Accounts, Values, And Charges

This policy provides that certain values (referred to as the variable account values) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. This policy also provides that other values (referred to as the fixed account values) are based on the interest credited to the Guaranteed Principal Account. The account value of this policy is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and monthly charges connected with them.

                           The Separate Account And The Guaranteed Principal Account

The Separate               The Separate Account shown in the Policy
Account                    Specifications is a designated segment of the
                           separate investment account we have established under Connecticut law. It is also subject to the laws of the state in which this policy was delivered.

                           The Separate Account has a number of divisions. Each division invests in shares of an investment fund. The divisions are shown in the Policy Specifications.

P5-99                                                                   Page 6

                           The values of the assets in the divisions are variable and are not guaranteed. They depend on the investment results of the Separate Account shown in the Policy Specifications.

                           We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. That portion of the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer to our general account any assets exceeding the reserves and other liabilities of the Separate Account. The income and the realized and unrealized capital gains and losses from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, capital gains, or capital losses. The assets of the Separate Account are protected from the claims of our creditors.

Changes In The             We have the right to establish additional divisions
Separate Account           of the Separate Account from time to time. Amounts
                           credited to any additional divisions established would be invested in shares of other funds. For any division, we have the right to substitute new funds.
                           We also have the rights to rename any division and to close any division to new investments.

                           Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account.

                           We have the right to operate the Separate Account as a unit investment trust under the Investment Company Act of 1940 or in any other form permitted by law.

                           Any changes in the Separate Account will be described in the Prospectus for this policy.

Accumulation Units         Accumulation units are used to measure the variable
                           account value of this policy. The value of a unit is determined as of the Valuation Time on each Valuation
                           Date for valuation of the Separate Account. The value of any unit can vary from Valuation Date to Valuation
                           Date. That value reflects the investment performance of the division of the Separate Account applicable to that unit. The value of accumulation units is discussed further in Part 7.

Purchase And Sale          Amounts are credited to and taken from divisions of
Of Accumulation Units      the Separate Account by purchasing and selling
                           accumulation units. Accumulation units will be purchased and sold at the unit value as of the Valuation Time on the Valuation Date of purchase or sale. The number of units purchased or sold will be the amount of money for purchase or sale divided by that unit value.

                           Example: The amount applied is $550. The date of purchase is June 10, 20X1. The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If, instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).

                           If we receive a premium or a request that causes us to purchase or sell accumulation units, and we receive that premium or request before the Valuation Time on a Valuation Date, accumulation units will be purchased or sold as of that Valuation Date. Otherwise, accumulation units will be purchased or sold as of the next following Valuation Date.

                           In no case will accumulation units be purchased or sold before the Register Date.


P5-99                                                                   Page 7

The Guaranteed             The Guaranteed Principal Account is part of our
Principal Account          general investment account. It has no connection
                           with, and does not depend on, the investment performance of the Separate Account. We have a right to establish additional guaranteed accounts from time to time.

                           Values Of This Policy

Account Value Of Policy    The account value of this policy on any date is the
                           variable account value of this policy plus the fixed account value of this policy, both determined as of that date.

Variable Account           The variable account value of this policy reflects:
Value Of Policy
                           .   The net premiums for this policy allocated to the
                               Separate Account;

                           . Any amounts for this policy transferred into the Separate Account from the Guaranteed Principal Account;

                           . Any amounts transferred or withdrawn from the Separate Account for this policy;

                           . Any surrender charges for this policy deducted from the Separate Account due to any decreases in the Face Amount;

                           . Any monthly charges for this policy deducted from the Separate Account; and

                           . The net investment experience of the Separate Account.

                           Net premiums, transfers, withdrawals, surrender charges, and monthly charges are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums are discussed in Part 2, and monthly charges are discussed in this Part. Transfers, withdrawals, and surrender charges are discussed in
                           Part 4.

                           The value of the accumulation units credited to this policy in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division.

                           The variable account value of this policy on any date is the total of the values of the accumulation units credited to this policy in each division of the Separate Account.

Fixed Account Value        The fixed account value of this policy is the
Of Policy                  accumulation at interest of:

                           . The net premiums for this policy allocated to our general investment account and to the Guaranteed Principal Account; plus

                           . Any amounts for this policy transferred into the Guaranteed Principal Account from the Separate Account; less

                           . Any amounts for this policy transferred or withdrawn from the Guaranteed Principal Account; less

                           . Any surrender charges for this policy deducted from the Guaranteed Principal Account due to any decreases in the Face Amount; and less

                           . Any monthly charges for this policy deducted from the Guaranteed Principal Account.

Interest On Fixed          The fixed account value of this policy earns interest
Account Value              at an effective annual rate defined in this
                           provision. Interest is credited daily through the date the fixed account value is computed.

                           For any fixed account value equal to the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

                           . The annual loan interest rate in effect during the current Policy Year less the loan interest rate expense charge; and

P5-99                                                                    Page 8

                           .   The Minimum Annual Interest Rate For The
                               Guaranteed Principal Account.

                           The loan interest rate is discussed in the Interest On Loans provision in Part 4. The Maximum Loan Interest Rate Expense Charge and the Minimum Annual Interest Rate For The Guaranteed Principal Account are shown in the Policy Specifications.

                           For any fixed account value in excess of the amount of any policy loan, the interest rate we use will be the daily equivalent of the greater of:

                           .   The Minimum Annual Interest Rate For The
                               Guaranteed Principal Account; and

                           . An alternate annual rate established by us. The alternate annual rate of interest will reflect our expectations for future investment results, profits, and expenses. This rate will be declared for each calendar month in advance; once declared for a month, it cannot be changed.


                           Monthly Policy Charges

Monthly Charges            Charges will be deducted monthly from the account
                           value of this policy. Monthly charges are due on each Monthly Charge Date.

                           Monthly charges for this policy will be taken from the divisions of the Separate Account and from the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding outstanding policy loans). Deductions will be made, and values will be determined, on the Valuation Date that is on, or next follows, the latest of:

                           .   The Register Date;

                           .   The date the charges are due; and

                           . The date we receive the amount of premium needed to prevent termination, as discussed in the Grace Period And Termination provision in this Part.

                           We assess four types of monthly charges: an administrative charge, a face amount charge, an insurance charge, and a rider charge; each is discussed in this section.

Administrative             The amount of the monthly administrative charge will
Charge                     be determined by us. However, it will not exceed the
                           Maximum Monthly Administrative Charge shown in the
                           Policy Specifications.

Face Amount Charge         The amount of the monthly face amount charge will be
                           determined by us. However, it will not exceed the result of:

                           . The Face Amount divided by 1,000; then multiplied by

                           . The Maximum Monthly Face Amount Charge for the year of coverage. These maximum charges are shown in the Policy Specifications.

                           If the Face Amount of the policy has been increased (as discussed in Part 4), the face amount charge for each month will be the sum of the charges determined separately for each segment of the Face Amount.

Insurance Charge           The maximum monthly insurance charge rates per $1,000
                           of insurance risk are shown in the Table(s) Of
                           Maximum Monthly Insurance Charges of the Policy
                           Specifications. Maximum monthly insurance charge rates for the Initial Face Amount and for each Face
                           Amount increase will be shown in separate tables.

                           The monthly insurance risk is computed as of the date the charge is due. All amounts are calculated as of that date. The insurance risk is determined by the following steps.


P5-99                                                                     Page 9

                           (a) We compute the account value of this policy after
                               all additions and deductions other than the deduction of the insurance charge.
                           (b) We determine the amount of benefit under the
                               Death Benefit Option in effect. The minimum death benefit used here is based on the account value computed in (a). The amount of death benefit under each Death Benefit Option and the minimum death benefit are discussed in Part 5.
                           (c) We divide the amount of benefit determined in (b)
                               by an amount equal to 1 plus the decimal monthly equivalent of the Minimum Annual Interest Rate For The Guaranteed Principal Account shown in the Policy Specifications.
                           (d) We subtract the account value, as computed in
                               (a), from the amount determined in (c). The result is the monthly insurance risk.

                           If there are two or more tables of maximum monthly insurance charges, the pro rata monthly insurance risk allocated to each table will be based on the proportionate amount of Face Amount for the table to the total Face Amount. If the monthly insurance risk is increased due to the minimum death benefit, the table that applies to the most recent increase requiring evidence of insurability will be used for such increase.

                           Example: The Initial Face Amount of your policy is
                                    $500,000. You later increase the Face Amount by $250,000. The Death Benefit Option is 1, and the benefit under Death Benefit Option 1 is $750,000. The pro rata portion of insurance risk to be allocated to the table for the Initial Face Amount is $500,000 divided by $750,000, or two-thirds. The pro rata portion to be allocated to the table for the increase is $250,000 divided by $750,000, or one-third.

                                    The monthly insurance risk is computed as $600,000. The maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to two-thirds of $600,000, or $400,000, from the Initial Face Amount and an amount equal to one-third of $600,000, or $200,000, from the increase.

                                    Suppose instead that the benefit under Death
                                    Benefit Option 1 is $810,000 due to the
                                    minimum death benefit and that the monthly insurance risk is $660,000. Then the maximum monthly insurance charge per $1,000 of insurance risk will be based on the charge for an amount equal to $400,000 from the Initial Face Amount and an amount equal to $260,000 from the increase ($200,000 plus the $60,000 due to the minimum death benefit).

                           We may charge less than the maximum monthly insurance charges shown in the table(s). In this case, the monthly insurance charge rates will be based on our expectations for future mortality, investment, persistency and expense results, and future profits. The expense component of these rates is used to offset sales and issue expenses, which decrease over time. For each Insured, any change in these charges will apply to all individuals in the same class.

Rider Charge               The monthly rider charge is the sum of the monthly
                           charges for any riders in effect on the Monthly
                           Charge Date. The monthly charges for any rider are shown in the Policy Specifications for the rider.

Grace Period               This policy may terminate without value if its
And Termination            account value on a Monthly Charge Date, less any
                           policy debt, cannot cover the monthly charges due and the safety test is not met on that Date. However, we allow a grace period for payment of the amount of premium (not less than $20) needed to avoid termination. The safety test is discussed in the next provision.

P5-99                                                                    Page 10

                           The grace period begins on the date the monthly charges are due. It ends 61 days after that date or, if later, 31 days after we mail a written notice to the Owner and to any assignee shown in our records at their last known addresses. This notice will state the amount of premium needed to avoid termination.

                           During the grace period, the policy will stay in force. If the second death occurs during the grace period, any unpaid premium amount needed to avoid termination will be deducted from the death benefit (see the Amount Of Death Benefit provision in Part
                           5). The policy will terminate without value if we do not receive payment of the required amount by the end of the grace period.

                           While there is a loan outstanding on this policy, our right to terminate this policy under the terms of the Policy Debt Limit provision (see Part 4) applies in addition to our right under this provision.

                           If the account value less policy debt on a Monthly Charge Date cannot cover the monthly charges due, but the safety test is met on that Date, then the monthly charges for that Date will be reduced to an amount equal to the account value on that Date (just before the deduction) less any outstanding debt.

Safety Test                The safety test can be met only during the First and
                           Second Guarantee Periods; each Guarantee Period is associated with a Guarantee Premium. The First and Second Guarantee Periods and the First and Second
                           Guarantee Premiums are shown in the Policy
                           Specifications.

                           For any day during the First Guarantee Period, the safety test is met if the result of premiums paid less any amounts withdrawn, accumulated with interest to that day, equals or exceeds the result of payments of the First Guarantee Premium from the Policy Date to that day, accumulated with interest.

                           For any day after the First Guarantee Period but during the Second Guarantee Period, the safety test is met if premiums paid less any amounts withdrawn, accumulated with interest to that day, equals or exceeds the result of payments of the Second Guarantee Premium from the Policy Date to that day, accumulated with interest.

                           In the safety test, interest is accumulated at an effective annual rate equal to the Minimum Annual Interest Rate For The Guaranteed Principal Account, which is shown in the Policy Specifications. In accumulating premiums paid, we exclude any premium amounts refunded under the Right To Refund Premiums provision in Part 2. Also, we assume in this test that Guarantee Premiums are paid on each Monthly Charge Date.

                           Example: On the 6th Monthly Charge Date, the monthly
                                    charges are $100, but the account value, before the deduction for monthly charges, is only $95. There is no policy debt. The policy is in the First Guarantee Period, and the First Guarantee Premium is $25. Premium payments of $35 were made on each Monthly Charge Date including the current one. There were no withdrawals. In this case, the safety test is met. So the monthly charges for that 6th Monthly Charge Date are reduced to $95, and the account value is reduced to zero.

                                    On the first Monthly Charge Date in the 21st
                                    Policy Year, the monthly charges are $250, but the account value, before the deduction for monthly charges, is only $220. There are no surrender charges and no policy debt. The policy is in the Second Guarantee Period, and the Second Guarantee Premium is $60. Premium payments of $75 were made on each Monthly Charge Date from the Policy Date through the current

P5-99                                                                    Page 11
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                                    Monthly Charge Date. There were no
                                    withdrawals. In this case, the safety test is met also. So the monthly charges for that Monthly Charge Date are reduced to $220, and the account value is reduced to zero.


Part 4.  Life Benefits

This life insurance policy provides a death benefit if both Insureds die while the policy is in force. Rights and benefits are also available while at least one Insured is living. These "Life Benefits" are discussed in this Part.

                           Policy Ownership

Rights Of Owner            While either Insured is living, the Owner
                           may exercise all rights given by this policy or allowed by us. These rights include changing
                           Beneficiaries, changing ownership, assigning this policy, enjoying all policy benefits, and exercising all policy options.

                           The consent of any Irrevocable Beneficiary is needed to exercise any policy right except the rights to:

                           . Change the frequency of planned premiums;
                           . Change the premium payment plan; and
                           . Reinstate this policy after termination.

Changing The Owner Or      While either Insured is living, the Owner or any
Beneficiary                Beneficiary may be changed by written request. We do
                           not limit the number of changes that may be made. The change will take effect as of the date the request is signed, even if the second death occurs before we receive it. Each change will be subject to any payment we made or other action we took before receiving the written request.

Transfers Of               Transfers of values are subject to the limitations
Values                     stated in the Policy Specifications.
                           Subject to those limitations, transfers of values may be made upon direction, satisfactory to us, received at our Administrative Office. These transfers are:

                           . Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to purchase units in any other division.
                           . Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the sold units to the Guaranteed Principal Account.
                           . Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account (excluding any outstanding policy loans) to purchase accumulation units in one or more divisions of the Separate Account.

                           Transfers will be made as of the Valuation Date specified in the Purchase And Sale Of Accumulation Units provision in Part 3. All transfers made on the same Valuation Date will be considered one transfer.

Assigning This             This policy may be assigned. However, for any
Policy                     assignment to be binding on us, we must receive a
                           signed copy of it at our Administrative Office. We will not be responsible for the validity of any assignment.

                           Once we receive a signed copy of an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment. An


P5-99                                                                    Page 12
                           assignment is subject to any policy debt. Policy debt is discussed in the Right To Make Loans provisions in this Part.

Annual Report              Each year after the Policy Anniversary Date, we will
                           mail an annual report to the Owner. There will be no charge for this report. This report will show the account value at the beginning of the preceding
                           Policy Year and all premiums paid during that Year.
                           It also will show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, net surrender value, and policy debt as of the end of that Year.

                           The annual report also will include any additional information required by applicable law or regulation.

                           Right To Change The Face Amount

                           While this policy is in force, the Face Amount may be changed. Any change in the Face Amount will be effective on a Monthly Charge Date. We may limit the number and the size of the changes in a Policy Year.

Increases In The           While both Insureds are living, the Face Amount of
Face Amount                this policy may be increased upon written
                           application. Evidence of insurability, satisfactory to us, is required for each increase. The amount of each increase must be for at least the Minimum Face
                           Amount Increase shown in the Policy Specifications.

                           If the net surrender value is insufficient to continue the changed policy in force for three months at the new monthly charges and interest, we may require a payment sufficient to increase the net surrender value to such amount. Net surrender value is discussed in the "Surrendering This Policy And Making Withdrawals" section of this Part.

                           Any increase elected under any insurability protection type of rider will be effective as directed in that rider. Any other increase in the Face Amount will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the application.

                           Insurance charges for each increase elected are determined and deducted from the account value of this policy as described in the Monthly Charges provision in Part 3. These charges will be deducted from the account value beginning on the effective date of the increase. Additional surrender charges (discussed later in the Net Surrender Value provision in this Part) will apply for each increase elected.

                           No increase in the Face Amount will be permitted after the Policy Anniversary Date nearest the younger Insured's 85th birthday or, if earlier, the Policy Anniversary Date nearest the older Insured's 90th birthday.

Decreases In The           After the first Policy Year, the Face Amount may be
Face Amount                decreased by the Owner's written request while either
                           Insured is living. However, the decrease must not reduce the Face Amount to an amount less than the Minimum Face Amount shown in the Policy
                           Specifications. No decrease is permitted within one year following the effective date of any increase.


                           Any decrease is effective on the Monthly Charge Date that is on, or precedes, the date we receive the written request. If a decrease follows one or more increases, the decrease is taken from the most recent increase(s).

                           Any surrender charge due upon a decrease in the Face Amount is deducted from the account value on the effective date of the decrease. The charge is deducted from each division of the Separate Account and from the Guaranteed Principal Account in

P5-99                                                                    Page 13
                           proportion to the values of this policy in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding policy loans) on that date. Surrender charges are discussed in the Net Surrender Value provision in this Part.

Evidence Of                If the Face Amount is changed, we will send the Owner
Changes                    any revised and additional Policy Specifications for
                           attachment to this policy. If the Face Amount is increased, we will also send a copy of the application for the increase. However, we have the right to require that the policy be sent to us to make the change.

                           Borrowing Against This Policy

Right To Make Loans        Once the account value exceeds any surrender charges
                           that apply, the Owner may borrow against this policy after the first Policy Year, while either Insured is living. However, the policy must be properly assigned to us before the loan is made. No other collateral is needed. We refer to all outstanding loans plus accrued interest as "policy debt."

Effect Of Loan             A loan is attributed to each division of the Separate
                           Account and to the Guaranteed Principal Account in proportion to the values of this policy in each of those divisions and in the Guaranteed Principal
                           Account (excluding any outstanding policy loans) at the time of the loan. The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal
                           Account. Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal
                           Account on the date the loan is made. Any interest added to the loan will be treated as a new loan under this provision.

                           The amount equal to any outstanding policy loans will be held in the Guaranteed Principal Account and will earn interest as described in the Interest On Fixed Account Value provision in Part 3.

Maximum Loan               The maximum amount that can be borrowed on any date
Available                  is determined as follows.
                           (1)  We subtract from the account value any
                                surrender charges that would apply if the policy were surrendered on that date.
                           (2)  We calculate 90% of the amount determined in
                                (1).
                           (3)  We subtract any existing policy debt from
                                the amount determined in (2). The result is the maximum amount that can be borrowed.

Interest On Loans          Interest on loans is not due in advance. This
                           interest accrues (builds up) each day and becomes part of the policy debt as it accrues.

                           Interest is due on each Policy Anniversary Date. If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan.

                           Example: You have a loan of $1,000. The interest due
                                    on the next Policy Anniversary Date is $50.
                                    If it is not paid on that date, we will add it to the existing loan. From then on, the loan will be $1,050 and interest will be charged on this new amount.

                           The type of interest rate on any policy loan is elected at the time of application for this policy and cannot be changed; the type elected for this policy is shown in the Policy Specifications. The two types of interest rates available are:

                           (1)  A fixed loan rate of 4% per year; and


P5-99                                                                    Page 14

                           (2) A variable loan rate. Such loan rate is an annual rate set by us. This rate may change from year to year. Each year we will set the rate that will apply for the next Policy Year. The rate will apply to all policy debt under this policy.

                                Each year there is a maximum limit on the variable loan interest rate we can set. That limit is based on a Published Monthly Average. That Average will be:

                                . The Monthly Average Corporates yield shown in
                                  Moody's Corporate Bond Yield Averages, as published by Moody's Investors Service, Inc., or any successor to that service; or

                                . If that Monthly Average is no longer
                                  published, a substantially similar average, established by the insurance supervisory official of the state where this policy was delivered.

                                The maximum limit is the Published Monthly
                                Average for the calendar month ending two months before the month in which the Policy Year begins or, if higher, the Minimum Annual Interest Rate For The Guaranteed Principal Account plus 1%.

                                Example: A Policy Year begins on June 10, 20X1.
                                         The calendar month ending two months
                                         before June is March. The loan interest
                                         rate for the Policy Year beginning June
                                         10, 20X1, will not be greater than the
                                         Published Monthly Average for March,
                                         20X1. However, if that Average is lower
                                         than the Minimum Annual Interest Rate
                                         For The Guaranteed Principal Account
                                         plus 1%, then the maximum loan interest
                                         rate for that Policy Year will be equal
                                         to the Minimum Annual Interest Rate For
                                         The Guaranteed Principal Account plus
                                         1%.

                                If the maximum limit for a Policy Year is at least 1/2% higher than the loan interest rate in effect for the preceding Year, we may increase the rate to a rate not higher than that limit.

                                If the maximum limit for a Policy Year is at least 1/2% lower than the loan interest rate in effect for the preceding Year, we must decrease the rate to a rate not exceeding that limit.

Policy Debt Limit          Policy debt (which includes accrued interest) may not
                           equal or exceed the account value less any surrender charges that apply. If this limit is reached, we can terminate this policy. To terminate for this reason, we must mail written notice to the Owner and any assignee shown in our records at their last known addresses. This notice will state the amount needed to bring the policy debt back within the limit. If we do not receive payment within 31 days after the date we mail the notice, the account value will be reduced by any surrender charges that apply and this policy will terminate without value at the end of those 31 days.

                           Our right to terminate this policy under the terms of this provision applies in addition to our right under the Grace Period And Termination provision in Part 3.

Repayment Of               All or part of any policy debt may be repaid at any
Policy Debt                time while either Insured is living. However, policy
                           debt can be repaid only while this policy is in force. Loan repayments will be credited on the date we receive them at our Administrative Office.

                           Any repayment of policy debt will be allocated first to the Guaranteed Principal Account up to the amount of the policy loan that was attributed to the Guaranteed Principal Account. (For this purpose, no amount of policy loan resulting from unpaid loan interest will be considered to be attributed to the Guaranteed Principal Account.) Any repayment in excess of that amount will be allocated among the Guaranteed Principal

P5-99                                                                    Page 15

                           Account and the divisions of the Separate Account according to the net premium allocation then in effect.

                           Loan repayments must be clearly identified as such; otherwise, they will be considered premium payments.

Other Borrowing Rules      We may delay the granting of any loan attributable to
                           the Guaranteed Principal Account for up to six months.

                           We may delay the granting of any loan attributable to the Separate Account during any period that:

                           . The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closing, or trading is restricted; or

                           . The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or

                           . The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our policy owners.

                           Surrendering This Policy And Making Withdrawals

Right To Surrender         This policy may be surrendered for its net surrender
                           value (see next provision) at any time while the policy is in force and either Insured is living. The surrender will be effective on the date we receive your written request to surrender. This policy will terminate as of the date of surrender.

Net Surrender              The net surrender value of this policy is equal to
Value                      the account value less any surrender charges that
                           apply and less any policy debt. The surrender charge for this policy is the sum of the surrender charges for the Initial Face Amount and all Face Amount increases. These charges are shown in the Table(s) Of
                           Surrender Charges of the Policy Specifications. In no event will the net surrender value be less than zero.

Making                     After the first Policy Year, withdrawals may be made
Withdrawals                while the policy is in force through Attained Age 99
                           of the younger Insured.

                           We need a written request for a withdrawal. The request must state the Account (or Accounts) from which the withdrawal will be made. For any withdrawal from the Separate Account, the request also must state the division (or divisions) from which the withdrawal will be made. A withdrawal will be effective on the date we receive the written request.

                           On the date of a withdrawal, the account value of this policy is reduced by the amount of the withdrawal. The withdrawal amount includes the withdrawal fee. The Maximum Withdrawal Fee that can be taken with each withdrawal is shown in the Policy Specifications.

                           A withdrawal from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal. A withdrawal from a division of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal.

                           The Face Amount will be decreased by the amount of the withdrawal if:

                           . Death Benefit Option 1 or Death Benefit Option 3
                             is in effect, as described in the Death Benefit Options provision in Part 5; and

                           . We have not received evidence of insurability
                             satisfactory to us.

P5-99                                                                    Page 16

                           In this case, the decrease will be effective on the date of the withdrawal. If this decrease follows one or more Face Amount increases, the decrease is taken from the most recent increase(s).

                           Withdrawals will be subject to the following limits:

                           . The minimum amount of a withdrawal (including the
                             withdrawal fee) is $100;
                           . The maximum amount of a withdrawal on any date is
                             75% of the net surrender value of this policy on that date; and
                           . The Face Amount after a withdrawal must not be less
                             than the Minimum Face Amount shown in the Policy Specifications.

                           Example: Death Benefit Option 1 is in effect and you make a withdrawal without furnishing us satisfactory evidence of insurability. Prior to your withdrawal, your policy has a Face Amount of $600,000 and an account value of $120,000. If you make a withdrawal of $30,000, the account value will be reduced to $90,000, the Face Amount will be reduced to $570,000, and $29,975 will be paid to you.

                           If the Face Amount is reduced due to a withdrawal, we will send the Owner any revised Policy Specifications for attachment to this policy. However, we have the right to require that the policy be sent to us to make the changes.

How We Pay                 Any withdrawal made will be paid in one sum. If the
                           policy is surrendered, the net surrender value may be paid in one sum or it may be applied under any payment option elected. See Part 6.

                           We may delay paying any surrender or withdrawal from the Guaranteed Principal Account for up to six months from the date we receive the written request.

                           We may delay paying any surrender or withdrawal from the Separate Account during any period that:

                           . The New York Stock Exchange (or its successor) is
                             closed, except for normal weekend or holiday closing, or trading is restricted; or
                           . The Securities and Exchange Commission (or its
                             successor) determines that a state of emergency exists; or
                           . The Securities and Exchange Commission (or its
                             successor) permits us to delay payment for the protection of our policy owners.

                           If we delay paying any surrender or withdrawal, interest will be added. The amount of interest will be the same as would be paid for the same period of time under Option 3 of the payment options or, if greater, the amount using the minimum interest rate for this purpose required by the laws of the state where this policy was delivered. See Part 6 for a description of Option 3.

                           Reinstating This Policy

When Policy May            After this policy has terminated, it may be
Be Reinstated              reinstated -- that is, put back in force. However,
                           the policy may not be reinstated:

                           . If it has been surrendered for its net surrender
                             value; or
                           . More than five years after the date of termination;
                             or
                           . After the Policy Anniversary Date nearest the
                             younger Insured's 100th birthday; or
                           . If an Insured has died since the date of
                             termination.

P5-99                                                                    Page 17

Requirements To            A written application and evidence of insurability
Reinstate                  satisfactory to us is required to reinstate. Also, a
                           premium is required as a cost to reinstate. This cost is the amount of premium needed to keep the policy in force for three months after reinstatement. This amount will be quoted on request.

Policy After               The policy will be reinstated on the Monthly Charge
Reinstatement              Date that is on, or precedes, the date we approve the
                           application. The Face Amount on the date of reinstatement will be the Face Amount on the termination date. The account value on the date of reinstatement will be the reinstatement premium paid, less any premium expense charge and less any monthly charges due on that date.

                           Upon reinstatement of this policy, the Table(s) Of Surrender Charges (shown in the Policy Specifications) will apply as though the policy had not terminated. However, if the surrender charge was taken when this policy terminated, then the applicable surrender charges will not be reinstated.

                           Our rights to contest the validity of, and terminate, this policy begin again on the date of reinstatement. See the Representations And Contestability and Death By Suicide provisions in Part 1.


Part 5.    The Death Benefit

The death benefit is the amount of money we will pay when we receive due proof at our Administrative Office that both Insureds died while the policy was in force. We discuss the death benefit in this Part.

When the first death occurs, we will not pay a death benefit. However, due proof of each Insured's death must be furnished to us at our Administrative Office when it occurs.

Amount Of Death            If both Insureds die while this policy is in force,
Benefit                    the death benefit will be the amount of benefit
                           provided by the Death Benefit Option in effect on the date of the second death, reduced by any policy debt outstanding on that date of death and any unpaid premium amount needed to avoid termination under the Grace Period And Termination provision in Part 3.

Death Benefit              Three Death Benefit Options, described here, are
Options                    available under this policy. The Death Benefit Option
                           and the Face Amount in effect for this policy are shown in the Policy Specifications. The minimum death benefit is discussed in the next provision.

                           Death Benefit Option 1 - Under this Option, the amount of benefit is the greater of:

                           . The Face Amount in effect on the date of the second death; and
                           . The minimum death benefit in effect on the date of the second death.

                           Death Benefit Option 2 - Under this Option, the amount of benefit is the greater of:

                           . The Face Amount in effect on the date of the second death plus the account value on that date; and
                           . The minimum death benefit in effect on the date of the second death.

                           Death Benefit Option 3 - Under this Option, the amount of benefit is the greater of:

                           . The Face Amount in effect on the date of the second death plus the sum of all premiums paid (and not refunded under the Right To Refund Premiums provision in Part 2) to that date; and
                           . The minimum death benefit in effect on the date of the second death.

P5-99                                                                    Page 18

Minimum Death              The minimum death benefit on any date is equal to the
Benefit                    account value on that date multiplied by the Death
                           Benefit Factor for the younger Insured's Attained Age on that date. The Death Benefit Factor for each Attained Age is shown in the Policy Specifications.

Changes In The             After the first Policy Year, the Death Benefit Option
Death Benefit              may be changed upon written request while both
Option                     Insureds are living. However, the Death Benefit
                           Option may not be changed after the Policy
                           Anniversary Date nearest the younger Insured's 85th birthday or, if earlier, the Policy Anniversary Date nearest the older Insured's 90th birthday.

                           A change in the Death Benefit Option will be effective on the Monthly Charge Date that is on, or precedes, the date we approve the change.

                           When the Death Benefit Option is changed, the Face Amount of this policy also changes on the effective date of the change as follows (all amounts are as of the date of change):

                           . Option 1 to Option 2: Decreased by an amount equal to the account value;
                           . Option 1 to Option 3: Decreased by an amount equal to the sum of all premiums paid (and not refunded);
                           . Option 2 to Option 1: Increased by an amount equal to the account value;
                           . Option 2 to Option 3: Decreased by an amount equal to the sum of all premiums paid (and not refunded), and then increased by an amount equal to the account value;
                           . Option 3 to Option 1: Increased by an amount equal to the sum of all premiums paid (and not refunded);
                           . Option 3 to Option 2: Increased by an amount equal to the sum of all premiums paid (and not refunded), and then decreased by an amount equal to the account value.

                           A change in the Death Benefit Option may follow one or more increases in the Face Amount of this policy. In this case, the change will:

                           . If the Face Amount increases, increase the most recent increase, and
                           . If the Face Amount decreases, decrease the most recent increase(s).

                           No change in Death Benefit Option will be allowed if the Face Amount after the change would be less than the Minimum Face Amount shown in the Policy Specifications.

                           We may require a written application and evidence of insurability satisfactory to us for any Death Benefit Option change. We also may limit the number of Death Benefit Option changes in any Policy Year.

                           If the Death Benefit Option or the Face Amount is changed, we will send the Owner any revised Policy Specifications for attachment to this policy. However, we have the right to require that the policy be sent to us to make the changes.

When We Pay                The death benefit will be paid within 30 days after
                           the date we receive due proof that both Insureds died, and any other requirements necessary for us to make payment, at our Administrative Office.

Interest On                If the death benefit is paid in one sum, we will add
Death Benefit              interest from the date of the second death to the
                           date of payment. The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by applicable law.

                           If the death benefit is applied under a payment option (described in Part 6), interest will be paid from the date of the second death to the effective date of that option. It will be

P5-99                                                                   Page 19
                           paid in one sum to the Beneficiary living on that effective date. The amount of interest will be computed using an effective annual rate not less than 3% or, if greater, the annual rate required by applicable law.


Part 6.    Payment Options

These are optional methods of settlement. These methods provide alternate ways in which payment can be made by us.

Availability Of            All or part of the death benefit or net surrender
Options                    value may be applied under any payment option. If
                           this policy is assigned, any amount due to the assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

Minimum Amounts            If the amount to be applied under any option for any
                           one person is less than $5,000, we may pay the amount in one sum instead. If the payments under any option come to less than $50 each, we have the right to make payments at less-frequent intervals.

Description Of             Our regular payment options are Options 1 through 6.
Options                    They are described in terms of monthly payments.
                           Annual, semiannual, or quarterly payments may be requested instead. The Payment Option Rates tables are shown after Part 7.

Option 1 Installments For A Specified Period. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected, and the monthly income rates we are using when the first payment is due. See the "Option 1. Installments For A Specified Period" table for the minimum monthly income rates.

Option 2 Life Income. Equal monthly payments will be based on the life of a named person. Payments will continue for the lifetime of that person. Income with or without a minimum payment period may be elected. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the "Option 2. Life Income" tables for the minimum monthly income rates.

Option 3 Interest. We will hold any amount applied under this option. Interest on the amount will be paid at an effective annual rate determined by us. This rate will not be less than 3%.

Option 4 Installments Of Specified Amount. Each payment will be made for an agreed fixed amount. The total amount paid during the first year must be at least 6% of the total amount applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at an effective annual rate determined by us, but not less than 3%. Payments continue until the balance we hold is reduced to an amount less than the agreed fixed amount. The last payment will be for the balance only.

Option 5 Life Income With Payments Guaranteed For Amount Applied. Equal monthly payments will be based on the life of a named person. Payments will be made until the total amount paid equals the amount applied, and as long thereafter as the named person lives. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named person's age, satisfactory to us, will be required. See the "Option 5. Life Income With Payments Guaranteed For Amount Applied" tables for the minimum monthly income rates.

Option 6                   Joint Life Income With Reduced Payments To Survivor.
                           Monthly payments will be based on the lives of two named persons. Payments at the initial level will continue while both are living or for 10 years if longer. When one dies (but not before the 10

P5-99                                                                    Page 20
                           years has elapsed), payments are reduced by one-third and will continue at that level for the lifetime of the other. After the 10 years has elapsed, payments stop when both named persons have died. This benefit may be increased by the Alternate Life Income provision (in this Part). Proof of the named persons' ages, satisfactory to us, will be required. See the "Option 6. Joint Life Income With Reduced Payments To Survivor" tables for the minimum monthly income rates.

Alternate Life             If Option 2, 5, or 6 is elected, the named person(s)
Income                     can elect to receive an alternate life income instead
                           of receiving income based on the rates shown in the Payment Option Rates tables. The election must be made at the time the income is to begin. The monthly alternate life income will be at least equal to the monthly income provided by a new single premium immediate annuity (first payment immediate), based on our published rates then in use when the payment option is elected. The alternate life income will not be available if we are not offering new single premium immediate annuities at the time of election.

Electing A                 To elect any payment option, we require a written
Payment Option             request. The Owner may elect an option during either
                           Insured's lifetime. If the death benefit is payable in one sum when the second death occurs, the Beneficiary may elect an option with our consent.

Effective Date             The effective date of a payment option is the date
And Payment                the amount is applied under that option. For a death
Dates                      benefit, this is the date that due proof of the
                           deaths of both Insureds has been received at our Administrative Office. For the net surrender value, it is the effective date of surrender.

                           The first payment is due on the effective date, except the first payment under Option 3 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No part payment will be made for any period shorter than the time between payment dates.

                           Example: Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between the 1st and the 10th.

Withdrawals And            If provided in the payment option election, all or
Changes                    part of the unpaid balance under Option 3 or 4 may be
                           withdrawn or applied under any other option.

                           If the net surrender value is applied under Option 3 or 4, we may delay payment of any withdrawal for up to six months. In this case, interest at the rate in effect for Option 3 during this period will be paid on the amount withdrawn.

Income Protection          To the extent permitted by law, each option payment
                           and any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them. No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner's written consent is given before the second death. This consent must be received at our Administrative Office.

Other Payment              Options for any amount payable to an association,
Option Rules               corporation, partnership, or fiduciary are available
                           only with our consent. However, a corporation or partnership may apply any amount payable to it under Option 2, 5, or 6 if the option payments are based on the life or lives of an Insured, an Insured's spouse, any child of an Insured, or any other person agreed to by us.

                           If a minimum payment period is elected under Options 1, 2, 5, and 6, the effective annual interest rate will not be less than 3%. This does not apply when an alternate life income is elected.

P5-99                                                                    Page 21

                           If a minimum payment period is elected, after the first payment is made we may increase the payments to reflect any additional interest earnings determined by us. This does not apply when an alternate life income is elected.

                           If the income that would be payable under a given payment option is the same for 2 or more periods of time at a given age, we automatically will pay income for the longest period.

                           Example: You choose Option 2. You are 50 years old. The Payment Option Rate (for Option 2) is $3.64 for 5 years. The Payment Option Rate for 10 years is also $3.64. We will pay income for at least 10 years, which is the longest period.


Part 7.    Notes On Our Computations

This Part covers some technical points about this policy.

Net Investment             For each division of the Separate Account, the Net
Factor                     Investment Factor for any Valuation Period is the
                           gross investment rate for that period plus 1.00000000 and minus a Separate Account charge for mortality and expense risk. This Separate Account charge will not exceed .00001639 for each day of a Valuation Period.
                           The Net Investment Factor may be greater or less than 1.00000000.

                           For each division of the Separate Account, the gross investment rate for any Valuation Period is equal to:

                           . The net earnings of that division during the Valuation Period; divided by
                           . The value of the total assets of that division at the beginning of the Valuation Period.

                           The net earnings of each division are equal to the accrued investment income and capital gains and losses (realized and unrealized) of that division reduced by any investment management fees and any other expenses, and by any amount charged against that division for taxes paid or reserved by us.

                           The gross investment rate will be determined by us in accordance with generally accepted accounting principles and applicable laws, rules and regulations. This determination shall be conclusive upon the Owner, the Insureds, any Beneficiary, any assignee, and any other person under this policy.

Accumulation Unit          The value of an accumulation unit in each division
Value                      was set at $1.000000 on the first Valuation Date
                           selected by us. The value on any date thereafter is equal to the product of the Net Investment Factor for that division for the Valuation Period that includes that date and the accumulation unit value on the preceding Valuation Date.

Adjustment Of Units        We have the right to split or consolidate the number
And Values                 of accumulation units credited to the policy, with a
                           corresponding increase or decrease in the unit values. We may exercise this right whenever we consider an adjustment of units to be desirable.
                           However, strict equity will be preserved in making any adjustment. No adjustment will have any material effect on the benefits, provisions, or investment return of this policy, or on the Owner, an Insured, any Beneficiary, any assignee or other person, or on us.

P5-99                                                                   Page 22

Basis Of                   The basis of computation consists of the mortality
Computation                rates and interest rates we use to determine:

                           .   The minimum net surrender values;
                           .   The maximum monthly insurance charges;
                           .   The minimum rate used to credit interest on the
                               fixed account value of the policy; and
                           .   The minimum payments under payment Options 2, 5,
                               and 6.

                           The mortality rates for the minimum net surrender values and for the maximum monthly insurance charges are shown in each Table Of Maximum Monthly Insurance Charges. The Minimum Annual Interest Rate For The Guaranteed Principal Account used to credit interest on the fixed account value of the policy is shown in the Policy Specifications. The mortality tables specified apply to amounts in a standard risk classification. Appropriate modifications are made to these tables for any amount that is in a less favorable risk classification.

                           In computing the minimum payments under payment Options 2, 5, and 6, we use mortality rates from the 1983 Table "a" with Projection G for 32 years. The interest rate used is an annual rate of 3%.

Method Of                  When required by the state where this policy was
Computing Values           delivered, we filed a detailed statement of the
                           method we use to compute the policy benefits and values. These benefits and values are not less than those required by the laws of that state.

P5-99                                                                    Page 23

             ------------------------------------------------------
                           OPTION 1. INSTALLMENTS FOR
                              A SPECIFIED PERIOD -
                              PAYMENT OPTION RATES
             ------------------------------------------------------
                               MONTHLY INCOME PER
                            $1,000 OF AMOUNT APPLIED
             ------------------------------------------------------

                         Years                 Monthly Income

                           1                       $ 84.47
                           2                         42.86
                           3                         28.99
                           4                         22.06
                           5                         17.91
                           6                         15.14
                           7                         13.16
                           8                         11.68
                           9                         10.53
                          10                          9.61
                          11                          8.86
                          12                          8.24
                          13                          7.71
                          14                          7.26
                          15                          6.87
                          16                          6.53
                          17                          6.23
                          18                          5.96
                          19                          5.73
                          20                          5.51
                          21                          5.32
                          22                          5.15
                          23                          4.99
                          24                          4.84
                          25                          4.71
                          26                          4.59
                          27                          4.47
                          28                          4.37
                          29                          4.27
                          30                          4.18

             ------------------------------------------------------
                       The first income payment is payable
                      on the effective date of this Option.
             ------------------------------------------------------

P5-99                                                                    Page 24

--------------------------------------------------------------------------------
                 OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
           OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                        APPLIED - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                     MALE
--------------------------------------------------------------------------------
                            5 YEARS       10 YEARS       20 YEARS      AMOUNT
   AGE*      LIFE ONLY      MINIMUM        MINIMUM       MINIMUM       APPLIED
--------------------------------------------------------------------------------
    50         $3.94          $3.93         $3.91          $3.84        $3.82
    51          4.00           3.99          3.97           3.89         3.87
    52          4.07           4.06          4.04           3.94         3.93
    53          4.14           4.13          4.10           4.00         3.98
    54          4.21           4.20          4.17           4.06         4.05

    55          4.29           4.28          4.25           4.11         4.11
    56          4.37           4.36          4.32           4.17         4.17
    57          4.45           4.44          4.40           4.23         4.24
    58          4.54           4.53          4.49           4.30         4.32
    59          4.64           4.63          4.58           4.36         4.39

    60          4.75           4.73          4.67           4.42         4.47
    61          4.86           4.84          4.77           4.49         4.55
    62          4.97           4.95          4.88           4.56         4.64
    63          5.10           5.07          4.99           4.62         4.73
    64          5.23           5.20          5.11           4.69         4.83

    65          5.38           5.34          5.23           4.75         4.93
    66          5.53           5.49          5.36           4.82         5.04
    67          5.69           5.64          5.49           4.88         5.15
    68          5.87           5.81          5.63           4.94         5.27
    69          6.05           5.98          5.77           5.00         5.39

    70          6.25           6.17          5.92           5.06         5.52
    71          6.46           6.36          6.07           5.11         5.66
    72          6.68           6.56          6.23           5.16         5.80
    73          6.91           6.78          6.39           5.21         5.95
    74          7.16           7.00          6.56           5.25         6.10

    75          7.43           7.24          6.73           5.29         6.27
    76          7.71           7.50          6.90           5.33         6.44
    77          8.02           7.76          7.07           5.36         6.63
    78          8.35           8.04          7.25           5.39         6.82
    79          8.70           8.33          7.42           5.41         7.02

    80          9.07           8.64          7.60           5.43         7.23
    81          9.47           8.96          7.77           5.45         7.46
    82          9.89           9.29          7.94           5.46         7.69
    83         10.35           9.64          8.10           5.48         7.93
    84         10.83          10.00          8.26           5.48         8.19

    85         11.35         10.37           8.41           5.49         8.46
--------------------------------------------------------------------------------
            Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-99                                                                    Page 25

--------------------------------------------------------------------------------
                  OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
            OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                         APPLIED - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                     FEMALE
--------------------------------------------------------------------------------
                          5 YEARS       10 YEARS     20 YEARS       AMOUNT
  AGE*     LIFE ONLY      MINIMUM       MINIMUM       MINIMUM       APPLIED
--------------------------------------------------------------------------------
50            $3.64         $3.64         $3.63         $3.60         $3.58
51             3.69          3.69          3.68          3.63          3.63
52             3.74          3.74          3.73          3.69          3.67
53             3.80          3.80          3.79          3.74          3.72
54             3.86          3.85          3.84          3.79          3.77

55             3.92          3.91          3.90          3.84          3.83
56             3.98          3.98          3.96          3.90          3.88
57             4.05          4.04          4.03          3.95          3.94
58             4.12          4.12          4.10          4.01          4.00
59             4.20          4.19          4.17          4.07          4.07

60             4.28          4.27          4.25          4.14          4.13
61             4.36          4.36          4.33          4.20          4.20
62             4.45          4.45          4.42          4.27          4.28
63             4.55          4.54          4.51          4.34          4.36
64             4.65          4.64          4.60          4.41          4.44

65             4.76          4.75          4.70          4.48          4.53
66             4.88          4.86          4.81          4.55          4.62
67             5.00          4.99          4.92          4.62          4.71
68             5.14          5.12          5.04          4.69          4.82
69             5.28          5.26          5.17          4.76          4.92

70             5.44          5.41          5.30          4.83          5.04
71             5.60          5.57          5.45          4.90          5.16
72             5.78          5.74          5.59          4.97          5.28
73             5.97          5.92          5.75          5.03          5.42
74             6.18          6.12          5.91          5.09          5.56

75             6.40          6.33          6.08          5.15          5.71
76             6.64          6.55          6.26          5.20          5.87
77             6.90          6.79          6.44          5.25          6.04
78             7.18          7.04          6.63          5.29          6.21
79             7.48          7.31          6.82          5.33          6.40

80             7.80          7.60          7.01          5.36          6.59
81             8.14          7.90          7.21          5.39          6.80
82             8.52          8.22          7.40          5.41          7.01
83             8.92          8.56          7.60          5.43          7.24
84             9.36          8.92          7.78          5.45          7.48

85             9.83          9.29          7.96          5.47          7.73
--------------------------------------------------------------------------------
               Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-99                                                                    Page 26

--------------------------------------------------------------------------------
               OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                      TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                 MALE & FEMALE
--------------------------------------------------------------------------------

      MALE                                         FEMALE IS YOUNGER THAN MALE BY:
               ---------------------------------------------------------------------------------------------------------
      AGE*      10 Yrs.    9 Yrs.    8 Yrs.     7 Yrs.    6 Yrs.     5 Yrs.    4 Yrs.     3 Yrs.     2 Yrs.     1 Yr.
------------------------------------------------------------------------------------------------------------------------
       55         $3.63     $3.65     $3.68      $3.70     $3.73      $3.76     $3.79      $3.82      $3.85     $3.88
       56         3.67       3.70      3.73       3.75      3.78       3.81      3.84       3.87       3.90      3.94
       57         3.72       3.75      3.78       3.81      3.84       3.87      3.90       3.93       3.97      4.00
       58         3.77       3.80      3.83       3.86      3.89       3.93      3.96       4.00       4.03      4.07
       59         3.83       3.86      3.89       3.92      3.96       3.99      4.03       4.06       4.10      4.14

       60         3.88       3.92      3.95       3.98      4.02       4.06      4.09       4.13       4.17      4.21
       61         3.94       3.98      4.01       4.05      4.09       4.13      4.16       4.21       4.25      4.29
       62         4.01       4.04      4.08       4.12      4.16       4.20      4.24       4.28       4.33      4.37
       63         4.07       4.11      4.15       4.19      4.23       4.28      4.32       4.37       4.41      4.46
       64         4.14       4.18      4.22       4.27      4.31       4.36      4.40       4.45       4.50      4.55

       65         4.21       4.26      4.30       4.35      4.39       4.44      4.49       4.54       4.60      4.65
       66         4.29       4.33      4.38       4.43      4.48       4.53      4.58       4.64       4.69      4.75
       67         4.37       4.42      4.47       4.52      4.57       4.63      4.68       4.74       4.80      4.86
       68         4.45       4.50      4.56       4.61      4.67       4.73      4.79       4.85       4.91      4.97
       69         4.54       4.59      4.65       4.71      4.77       4.83      4.89       4.96       5.03      5.09

       70         4.63       4.69      4.75       4.81      4.87       4.94      5.01       5.08       5.15      5.22
       71         4.73       4.79      4.85       4.92      4.99       5.06      5.13       5.20       5.28      5.35
       72         4.83       4.89      4.96       5.03      5.10       5.18      5.25       5.33       5.41      5.49
       73         4.93       5.00      5.07       5.15      5.23       5.30      5.38       5.47       5.55      5.64
       74         5.04       5.12      5.19       5.27      5.35       5.44      5.52       5.61       5.70      5.79

       75         5.16       5.24      5.32       5.40      5.49       5.58      5.67       5.76       5.85      5.95
       76         5.28       5.36      5.45       5.54      5.63       5.72      5.82       5.92       6.02      6.12
       77         5.41       5.50      5.59       5.68      5.78       5.88      5.98       6.08       6.18      6.29
       78         5.54       5.63      5.73       5.83      5.93       6.04      6.14       6.25       6.36      6.46
       79         5.68       5.78      5.88       5.98      6.09       6.20      6.31       6.42       6.53      6.65

       80         5.82       5.93      6.04       6.15      6.26       6.37      6.49       6.60       6.72      6.83
       81         5.97       6.08      6.20       6.31      6.43       6.55      6.67       6.79       6.90      7.02
       82         6.13       6.25      6.36       6.48      6.61       6.73      6.85       6.97       7.09      7.21
       83         6.29       6.41      6.53       6.66      6.79       6.91      7.04       7.16       7.28      7.40
       84         6.46       6.58      6.71       6.84      6.97       7.10      7.23       7.35       7.47      7.59

       85         6.63       6.76      6.89       7.02      7.15       7.29      7.41       7.54       7.66      7.78

--------------------------------------------------------------------------------
               Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-99                                                                    Page 27

--------------------------------------------------------------------------------
               OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                      TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                 MALE & FEMALE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
       MALE                                             FEMALE IS OLDER THAN MALE BY:
                    -------------------------------------------------------------------------------------------------------
       AGE*            SAME AGE          1 YEAR           2 YEARS           3 YEARS          4 YEARS          5 YEARS
---------------------------------------------------------------------------------------------------------------------------

        55               $3.91            $3.94             $3.97            $4.01            $4.04             $4.08
        56                3.97             4.00              4.04             4.07             4.11              4.15
        57                4.04             4.07              4.11             4.15             4.18              4.22
        58                4.10             4.14              4.18             4.22             4.26              4.30
        59                4.18             4.22              4.26             4.30             4.34              4.39

        60                4.25             4.30              4.34             4.38             4.43              4.47
        61                4.33             4.38              4.42             4.47             4.52              4.57
        62                4.42             4.47              4.52             4.57             4.62              4.67
        63                4.51             4.56              4.61             4.66             4.72              4.77
        64                4.60             4.66              4.71             4.77             4.83              4.88

        65                4.71             4.76              4.82             4.88             4.94              5.00
        66                4.81             4.87              4.93             4.99             5.06              5.12
        67                4.92             4.99              5.05             5.12             5.18              5.25
        68                5.04             5.11              5.18             5.25             5.32              5.39
        69                5.16             5.24              5.31             5.38             5.46              5.53

        70                5.29             5.37              5.45             5.52             5.60              5.68
        71                5.43             5.51              5.59             5.67             5.76              5.84
        72                5.58             5.66              5.74             5.83             5.91              6.00
        73                5.73             5.81              5.90             5.99             6.08              6.17
        74                5.88             5.97              6.07             6.16             6.25              6.34

        75                6.05             6.14              6.24             6.33             6.43              6.52
        76                6.21             6.31              6.41             6.51             6.61              6.70
        77                6.39             6.49              6.59             6.69             6.79              6.89
        78                6.57             6.68              6.78             6.88             6.98              7.07
        79                6.76             6.86              6.97             7.07             7.17              7.26

        80                6.94             7.05              7.16             7.26             7.36              7.45
        81                7.13             7.25              7.35             7.45             7.55              7.63
        82                7.33             7.44              7.54             7.64             7.73              7.82
        83                7.52             7.62              7.73             7.82             7.91              7.99
        84                7.70             7.81              7.91             8.00             8.08              8.16

        85                7.88             7.99              8.08             8.17             8.25              8.32

--------------------------------------------------------------------------------
                Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
--------------------------------------------------------------------------------

P5-99                                                                    Page 28

--------------------------------------------------------------------------------
               OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                      TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                 MALE1 & MALE2

---------------------------------------------------------------------------------------------------------------------------
       MALE1                                           MALE2 IS YOUNGER THAN MALE1 BY:
                   --------------------------------------------------------------------------------------------------------
        AGE*       10 Yrs.    9 Yrs.     8 Yrs.    7 Yrs.     6 Yrs.    5 Yrs.     4 Yrs.    3 Yrs.     2 Yrs.     1 Yr.
---------------------------------------------------------------------------------------------------------------------------
         60          $4.06     $4.09      $4.13     $4.17      $4.20     $4.24      $4.28     $4.33      $4.37      $4.41
         61           4.12      4.16       4.20      4.24       4.28      4.32       4.36      4.41       4.45       4.50
         62           4.20      4.24       4.28      4.32       4.36      4.41       4.45      4.50       4.54       4.59
         63           4.27      4.31       4.36      4.40       4.45      4.49       4.54      4.59       4.64       4.69
         64           4.35      4.39       4.44      4.49       4.53      4.58       4.63      4.69       4.74       4.79

         65           4.43      4.48       4.53      4.58       4.63      4.68       4.73      4.79       4.84       4.90
         66           4.52      4.57       4.62      4.67       4.73      4.78       4.84      4.90       4.95       5.01
         67           4.61      4.66       4.72      4.77       4.83      4.89       4.95      5.01       5.07       5.13
         68           4.71      4.76       4.82      4.88       4.94      5.00       5.06      5.13       5.19       5.26
         69           4.81      4.87       4.93      4.99       5.05      5.12       5.19      5.25       5.32       5.39

         70           4.91      4.98       5.04      5.11       5.17      5.24       5.31      5.38       5.46       5.53
         71           5.02      5.09       5.16      5.23       5.30      5.37       5.45      5.52       5.59       5.67
         72           5.14      5.21       5.28      5.36       5.43      5.51       5.58      5.66       5.74       5.82
         73           5.26      5.33       5.41      5.49       5.57      5.65       5.73      5.81       5.89       5.97
         74           5.39      5.47       5.55      5.63       5.71      5.79       5.88      5.96       6.04       6.13

         75           5.52      5.60       5.69      5.77       5.86      5.95       6.03      6.12       6.21       6.29
   ------------------------------------------------------------------------------------------------------------------------
                                                       MALE2 IS OLDER THAN MALE1 BY:
       MALE1       --------------------------------------------------------------------------------------------------------
        AGE*          SAME AGE           1 Yr.            2 Yrs.            3 Yrs.            4 Yrs.           5 Yrs.
   ------------------------------------------------------------------------------------------------------------------------
         60             $4.45             $4.50            $4.54             $4.59             $4.63            $4.68
         61              4.54              4.59             4.64              4.69              4.73             4.78
         62              4.64              4.69             4.74              4.79              4.84             4.89
         63              4.74              4.79             4.84              4.90              4.95             5.00
         64              4.85              4.90             4.95              5.01              5.06             5.12

         65              4.96              5.01             5.07              5.13              5.19             5.24
         66              5.07              5.13             5.19              5.25              5.31             5.37
         67              5.20              5.26             5.32              5.38              5.45             5.51
         68              5.32              5.39             5.46              5.52              5.58             5.65
         69              5.46              5.53             5.59              5.66              5.73             5.79

         70              5.60              5.67             5.74              5.81              5.88             5.95
         71              5.74              5.82             5.89              5.96              6.03             6.10
         72              5.89              5.97             6.04              6.12              6.19             6.26
         73              6.05              6.13             6.21              6.28              6.36             6.43
         74              6.21              6.29             6.37              6.45              6.53             6.60

         75              6.38              6.46             6.54              6.62              6.70             6.77
   ------------------------------------------------------------------------------------------------------------------------

                Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
 -------------------------------------------------------------------------------

P5-99                                                                    Page 29

--------------------------------------------------------------------------------
                OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                       TO SURVIVOR - PAYMENT OPTION RATES
--------------------------------------------------------------------------------
                MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                FEMALE1 & FEMALE2
--------------------------------------------------------------------------------

      FEMALE1                                        FEMALE2 IS YOUNGER THAN FEMALE1 BY:
                   --------------------------------------------------------------------------------------------------------
        AGE*       10 Yrs.    9 Yrs.     8 Yrs.    7 Yrs.     6 Yrs.    5 Yrs.     4 Yrs.    3 Yrs.     2 Yrs.     1 Yr.
   --------------- --------- ---------- --------- ---------- --------- ---------- --------- ---------- ---------- ---------
         60          $3.76     $3.79      $3.82     $3.85      $3.88     $3.91      $3.95     $3.98      $4.01      $4.05
         61           3.82      3.85       3.88      3.91       3.94      3.98       4.01      4.05       4.08       4.12
         62           3.88      3.91       3.94      3.98       4.01      4.05       4.08      4.12       4.16       4.20
         63           3.94      3.97       4.01      4.04       4.08      4.12       4.16      4.19       4.23       4.28
         64           4.00      4.04       4.07      4.11       4.15      4.19       4.23      4.27       4.32       4.36

         65           4.07      4.11       4.15      4.19       4.23      4.27       4.31      4.36       4.40       4.45
         66           4.14      4.18       4.22      4.27       4.31      4.35       4.40      4.45       4.50       4.54
         67           4.22      4.26       4.30      4.35       4.40      4.44       4.49      4.54       4.59       4.64
         68           4.30      4.34       4.39      4.44       4.49      4.54       4.59      4.64       4.70       4.75
         69           4.38      4.43       4.48      4.53       4.58      4.64       4.69      4.75       4.80       4.86

         70           4.47      4.52       4.57      4.63       4.68      4.74       4.80      4.86       4.92       4.98
         71           4.56      4.62       4.67      4.73       4.79      4.85       4.91      4.98       5.04       5.11
         72           4.66      4.72       4.78      4.84       4.91      4.97       5.04      5.10       5.17       5.24
         73           4.77      4.83       4.89      4.96       5.03      5.09       5.16      5.24       5.31       5.38
         74           4.88      4.94       5.01      5.08       5.15      5.23       5.30      5.38       5.45       5.53

         75           4.99      5.06       5.14      5.21       5.29      5.36       5.44      5.52       5.60       5.69
   --------------- --------------------------------------------------------------------------------------------------------
      FEMALE1                                         FEMALE2 IS OLDER THAN FEMALE1 BY:
                   --------------------------------------------------------------------------------------------------------
        AGE*          SAME AGE           1 Yr.            2 Yrs.            3 Yrs.            4 Yrs.           5 Yrs.
   --------------- ---------------- ----------------- ---------------- ----------------- ----------------- ----------------
         60             $4.08             $4.12            $4.16             $4.19             $4.23            $4.27
         61              4.16              4.20             4.23              4.27              4.31             4.35
         62              4.24              4.28             4.32              4.36              4.40             4.44
         63              4.32              4.36             4.40              4.45              4.49             4.54
         64              4.40              4.45             4.50              4.54              4.59             4.64

         65              4.50              4.54             4.59              4.64              4.69             4.74
         66              4.59              4.64             4.70              4.75              4.80             4.85
         67              4.70              4.75             4.80              4.86              4.91             4.97
         68              4.81              4.86             4.92              4.98              5.04             5.09
         69              4.92              4.98             5.04              5.10              5.16             5.23

         70              5.04              5.11             5.17              5.24              5.30             5.36
         71              5.17              5.24             5.31              5.38              5.44             5.51
         72              5.31              5.38             5.45              5.52              5.59             5.66
         73              5.46              5.53             5.60              5.68              5.75             5.82
         74              5.61              5.69             5.76              5.84              5.92             5.99

         75              5.77              5.58             5.93              6.01              6.09             6.16
   ------------------------------------------------------------------------------------------------------------------------

                Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
 -------------------------------------------------------------------------------

P5-99                                                                    Page 30

C.M. Life Insurance Company                 C.M. Life Insurance Company
A STOCK COMPANY                             Home Office:  Hartford, Connecticut
                                            Administrative Office:  Springfield,
                                            Massachusetts

     Survivorship Flexible Premium Adjustable Variable Life Insurance Policy
--------------------------------------------------------------------------------


This Policy provides that:

A death benefit is payable when both Insureds have died.
Within specified limits, flexible premiums may be paid while either Insured is living. No dividends will be paid.

P5-99